Exhibit 10.1

                          AMENDMENT TO EXCLUSIVE PATENT
                    AND RELATED TECHNOLOGY LICENSE AGREEMENT

         THIS AMENDMENT TO EXCLUSIVE PATENT AND RELATED TECHNOLOGY LICENSE AGREEMENT ("Amended Agreement") is made as of March 14, 2002 by and between Datamarine International, Inc., a Washington corporation (together with all of its subsidiaries, hereinafter "Licensor"), with its principle place of business located at 7030 220th Street, S.W., Mountlake Terrace, Washington 98043 and BIZCOM U.S.A., INC., a Florida corporation (hereinafter "Licensee"), with its principle place of business located at 5440 NW 33rd Avenue, Suite 106, Fort Lauderdale, Florida 33309 (the signatories to this Amended
Agreement being referred to individually as a "Party" hereto and collectively as "Parties" hereto.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the parties to this Amended Agreement previously entered into an Exclusive Patent and Related Technology Agreement dated as of February 1, 2002 (the Agreement"); and

         WHEREAS, the parties hereto desire to amend certain terms of the Agreement as provided for herein, which amended terms as provided for herein shall supercede such terms in the Agreement;

         NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereto agree to amend the Agreement as follows:

         Capitalized terms not defined herein shall have the same meaning as is set forth in the Agreement.

         Licensee and Licensor each desire that Licensee, in consultation with Licensor, be granted an additional 30 days from and including March 1, 2002 to pursue entering into a sub-license agreement with a third party on terms and conditions satisfactory to Licensee in its sole discretion to make, use and sell the Licensed Products. Concurrent with the execution of this Amended Agreement by the parties hereto, Licensee shall pay Licensor an additional $55,000, which shall constitute the additional $55,000 payment discussed in paragraph 4.3 of the Agreement. If such sub-license agreement is consummated within such time period, Licensee shall not be required to pay Licensor any additional monies pursuant to paragraph 4.3 of the Agreement, but shall, as provided for in paragraph 4.3 of the Agreement, without anything further, be deemed to and shall assume from Licensor a past due and existing $416,000 obligation of Licensor to two entities for radio equipment previously ordered by such entities from Licensor.

         In the event Licensee does not for whatever reason(s) enter into the above- contemplated sub-license agreement within 30 days from and including March 1, 2002, in lieu of Licensee assuming such past due and existing $416,000 obligation, Licensee shall make the

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following additional payments to Licensor: $80,000 payable 30 days from March 1,
2002; $80,000 payable 30 days after such initial $80,000 payment; $55,000 payable 30 days after such second $80,0000 payment; $70,000 payable 30 days after such $55,000 payment; $70,000 payable 30 days after such first $70,000 payment; and $59,000 payable 30 days after such second $70,000 payment. Such payment terms and provisions shall supercede the payment terms and provisions otherwise set forth in paragraph 4.4 of the Agreement.

         All other terms, conditions and provisions of the Agreement shall remain unchanged and in full force and effect.

         This Amended Agreement may be executed in counterparts and via telecopier.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended Agreement under seal effective as of the date first set forth above.

                                        LICENSOR:

                                        DATAMARINE INTERNATIONAL, INC.

                                        By:  /s/ Joseph L. Stephens
                                            ----------------------------
                                            Joseph L. Stephens,
                                            Chairman of the Board of Directors


STATE OF MISSISSIPPI                )
                                    )SS:
COUNTY OF SIMPSON                   )

         The foregoing instrument was acknowledged before me on this 20day of March, 2002 by Joseph L. Stephens, as Chairman of the Board of Directors of Datamarine International, Inc., a Washington corporation, on behalf of such corporation who is personally known to me or has produced drivers license as identification and did/did not take an oath.


                             Notary Public:

                             sign /s/Cindy Jennings

                             print Cindy Jennings
                                   --------------
                             State of  Mississippi at Large (Seal)

                             My Commission Expires: Mississippi Statewide Notary Public
                             My Commission Expires July 5, 2004


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

                                            LICENSEE:

                                            BIZCOM U.S.A., INC.

                                            By: /s/ Hank Klein
                                                ------------------
                                                Hank Klein, President


STATE OF FLORIDA           )
                           )SS:
COUNTY OF BROWARD          )

         The foregoing instrument was acknowledged before me this 14 day of March, 2002 by Hank Klein, as President of BIZCOM U.S.A., INC., a Florida corporation, on behalf of such corporation who is personally known to me or has produced Fl Drivers Lic as identification and did/did not take an oath.

                                         Notary Public:

                                         sign /s/ Marissa McCabe
                                              ------------------
                                         print Marissa McCabe
                                               --------------
                                         State of Florida at Large (Seal)

                                         My Commission Expires: Marissa McCabe
                                         Notary Public, State of Florida
                                         My commis. expires Feb.  14, 2006


FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS ACKNOWLEDGED, ACKNOWLEDGED AND AGREED TO:

SEA, Inc.

By: /s/ David Thompson
    -------------------
        David Thompson, President


STATE OF WASHINGTON   )
                      )SS:
COUNTY OF SNOHONISH   )

         The foregoing instrument was acknowledged before me this 14 th day of March, 2002 by David Thompson, as President of SEA, Inc., a Delaware corporation, on behalf of such corporation who is personally known to me or has produced Washington Drivers License as identification and did/did not take an oath.


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                                            Notary Public:

                                            sign /s/ Jennifer Niblett
                                                 --------------------

                                            print Jennifer Niblett
                                                  ----------------
                                            State of Washington at Large (Seal)

                                            My Commission Expires: 11-09-04


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